Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Ordinary Shares, par value $0.03 per share, of SMART Global Holdings, Inc., a Cayman Islands corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: June 9, 2017

Silver Lake Partners III Cayman (AIV III), L.P.
By:	Silver Lake Technology Associates III Cayman, L.P., its general partner By: Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Technology Investors III Cayman, L.P.
By:	Silver Lake Technology Associates III Cayman, L.P., its general partner By: Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Technology Associates III Cayman, L.P.
By:	Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake (Offshore) AIV GP III, Ltd.

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Sumeru Fund Cayman, L.P.
By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner By: SLTA Sumeru (GP) Cayman, L.P., its general partner By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Technology Investors Sumeru Cayman, L.P.
By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner By: SLTA Sumeru (GP) Cayman, L.P., its general partner By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Technology Associates Sumeru Cayman, L.P.
By:	SLTA Sumeru (GP) Cayman, L.P., its general partner By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

SLTA Sumeru (GP) Cayman, L.P.
By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Sumeru (Offshore) AIV GP, Ltd.

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director